Exhibit 99.1

FOXO TECHNOLOGIES INC. ANNOUNCES EXECUTION OF A NON BINDING AGREEMENT TO ACQUIRE VECTOR BIOSOURCE INC.

MINNEAPOLIS, MN, March 19, 2025 (GLOBE NEWSWIRE) — FOXO Technologies Inc. (NYSE American: FOXO) (the “Company”), announces that it has signed a non-binding agreement to acquire Vector Biosource Inc. (“Vector”). Vector is an information and biospecimen sourcing provider serving the biotechnology, clinical research and pharmaceutical research industries. Vector expects to generate $800,000 of revenues in 2025 without additional capital.

The purchase price consists of: (i) $750,000 in stated value of the Company’s Series D Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”), (ii) an additional $750,000 of Series D Preferred Stock subject to achieving certain agreed-upon revenue and cash collections milestones in 2025, and (iii) earnout payments, payable in Series D Preferred Stock, based on revenues and cash collections in 2026 and 2027. Closing of the transaction is subject to completion of definitive agreements (expected to be within 45 days), satisfactory due diligence, provision of $1 million of working capital and other closing conditions.

“We are excited to have reached agreement with Vector to move forward with this strategic acquisition,” said Seamus Lagan, CEO of FOXO. “We were attracted to Vector’s unique position in this healthcare sector, and its growth profile, and we are focused on working closely with Vector senior leadership to aggressively expand the Vector platform.” Frank Dias, Jr., CEO of Vector explained, “we believe the partnership with FOXO will allow Vector to achieve its near and long term growth plans by providing growth capital, corporate infrastructure and potential synergies with other FOXO subsidiaries. We anticipate a significant increase in expected revenues with the provision of growth capital and corporate infrastructure by FOXO.”

About FOXO Technologies Inc. (“FOXO”)

FOXO owns and operates three subsidiaries.

Rennova Community Health, Inc., owns and operates Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical), a critical access designated (CAH) hospital in East Tennessee.

Myrtle Recovery Centers, Inc., a 30-bed behavioral health facility in East Tennessee. Myrtle provides inpatient services for detox and residential treatment and outpatient services for MAT and OBOT Programs.

Foxo Labs, Inc. is a biotechnology company dedicated to improving human health and life span through the development of cutting-edge technology and product solutions for various industries.

For more information about FOXO, visit www.foxotechnologies.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the FOXO’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; potential inability of FOXO to establish or maintain relationships required to advance its goals or to achieve its commercialization and development plans; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry or in the markets or industries in which FOXO operates. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Sebastien Sainsbury

ssainsbury@foxotechnologies.com

(561) 485-0151